CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated June 9, 2006 (except for Note 6 as to which the date is January 29, 2007 for the Connecticut Series and February 2, 2007 for the Michigan, Minnesota, Ohio and Virginia Series) which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-10238) of Dreyfus Premier State Municipal BondFund.

ERNST & YOUNG LLP

New York, New York February 22, 2007